UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM SB-2 REGISTRATION STATEMENT NO. 333-135761
UNDER
THE SECURITIES ACT OF 1933

FIRST CITIZENS FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

GEORGIA (State or other jurisdiction of incorporation or organization)	6022 (Primary Standard Industrial Classification Code Number)	06-1746405 (I.R.S. Employer Identification Number)
P.O. Box 809 Dawsonville, Georgia 30534-0017 (706) 216-5900 (Address and telephone number of principal executive offices and principal place of business)
Charles M. Buckner 1797 Highway 400 South Dawsonville, Georgia 30534 (706) 216-5900 (Name, address and telephone number of agent for service)
Copy to:
Daniel D. Dinur, Esquire Dinur & Associates, P.C. One Lakeside Commons 990 Hammond Drive, Suite 760 Atlanta, Georgia 30328 (770) 395-3170 ddd@dinurlaw.com

Approximate date of commencement of proposed sale to the public: Not Applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

DEREGISTRATION OF UNSOLD SECURITIES

First Citizens Financial Corporation (the "Company") previously registered 2,000,000 shares of common stock, $.01 par value per share (the "Shares"), 400,000 Shareholder Warrants, 377,500 Organizer and Director Warrants and 6,000 options, as well as 783,500 Shares issuable upon the exercise of the Shareholder, Organizer and Director Warrants and the options, pursuant to a Registration Statement on Form SB-2 (File No. 333-135761) filed with the Commission on July 16, 2006 (together with all previously filed amendments and prospectus supplements, the "Registration Statement").

In accordance with the undertaking contained in the Registration Statement under Item 512(a)(3) of Regulation S-B, the Company is filing this Post-Effective Amendment to remove from registration 424,507 Shares and 84,902 Shares issuable upon the exercise of the aforementioned warrants and options, respectively, that remain unsold, and would not be issuable, respectively, under the Registration Statement as of the date hereof, for a total of 509,409 Shares.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dawsonville, State of Georgia, on March 2, 2007.

FIRST CITIZENS FINANCIAL CORPORATION
/S/ Charles M. Buckner Charles M. Buckner President and Chief Executive Officer (Principal Executive Officer)
In accordance with the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 was signed by the following persons in the capacities and on March 2, 2007:
Signature	Title
/S/ Michael L. Berg* Michael L. Berg	Chairman of the Board of Directors
/S/ Charles M. Buckner Charles M. Buckner	Director, President and Chief Executive Officer (Principal Executive Officer and Principal Financial Officer and Principal Accounting Officer)
/S/ Robert A. Followell* Robert A. Followell	Director
/S/ Stephen W. Gooch* Stephen W. Gooch	Director
/S/ Charles H. Gordon, Jr. Charles H. Gordon, Jr.	Director
/S/ Steven K. Leibel* Steven K. Leibel	Director
/S/ Eugene E. "Chip" Pearson* Eugene E. "Chip" Pearson	Director
/S/ John D. Pearson* John D. Pearson	Director
/S/ James A. Priebe* James A. Priebe	Director
/S/ Kent W. Sanford* Kent W. Sanford	Director
/S/ Jonathan C. Seib* Jonathan C. Seib	Director
/S/ Todd A. Seib* Todd A. Seib	Director
/S/ Kevin K. Tanner* Kevin K. Tanner	Director
* By: /S/ Charles M. Buckner Charles M. Buckner Attorney-in-fact